For the fiscal period ended 6/30/05
File number 811-5186

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  American Skandia Trust - AST PIMCO Total
Return Bond Portfolio

1.   Name of Issuer:
	BONO Y OBLIG DEL ESTADO

2.   Date of Purchase
	1/12/05

3.   Number of Securities Purchased
	14,162.87

4.   Dollar Amount of Purchase
	$1,400,000

5.   Price Per Unit
	$98.85

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Barclays Bank PLC

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Banco Bilbao Vizcaya Argentaria
Banco Santrander Central Hispano SA
Barclays Bank PLC
Calyon
Deutsche Bank AG London
Dresdner Bank AG London